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                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

/X/  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(1))
/ /  Definitive Information Statement



                           SIXX HOLDINGS, INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g).
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth amount on which the filing is calculated and state how it was determined.)

     4)   Proposed maximum aggregate value of transaction:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

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                           SIXX HOLDINGS, INCORPORATED
                            (A DELAWARE CORPORATION)

                               300 CRESCENT COURT
                                   SUITE 1630
                               DALLAS, TEXAS 75201

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of
Sixx Holdings, Incorporated:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sixx Holdings, Incorporated will be held at 200 Crescent Court, Third Floor (Board Room of KPMG Peat Marwick LLP), Dallas, Texas on the 15th day of March, 1996, at 8:00 a.m. (Dallas time) for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock, par value $.01 per share (the "Common Stock");

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to permit stockholder action by written consent;

     3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to eliminate cumulative voting for directors;

     4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to eliminate special provisions requiring 80% stockholder approval of business combinations with affiliates; and

     5. To transact any and all other business that may properly come before the Special Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on February 16, 1996, as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will not be closed.

     You are cordially invited to attend the meeting; however, proxies are not being solicited for the meeting. If you wish to vote your shares, you or your representative must be present in person at the meeting.

                                   By Order of the Board of Directors

                                   Dorothy L. Douglas, Secretary

February 23, 1996


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

                           SIXX HOLDINGS, INCORPORATED
                            (A DELAWARE CORPORATION)

                               300 CRESCENT COURT
                                   SUITE 1630
                               DALLAS, TEXAS 75201


                              INFORMATION STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 15, 1996


                    SOLICITATION AND REVOCABILITY OF PROXIES


     The accompanying proxy is solicited by the Board of Directors of Sixx Holdings, Incorporated (the "Company"), to be voted at a Special Meeting of Stockholders of SIXX to be held on March 15, 1996 (the "Special Meeting"), at 200 Crescent Court, Third Floor (Board Room of KPMG Peat Marwick LLP), Dallas, Texas, at 8:00 a.m. (Dallas time) for the purposes, set forth in the accompanying Notice of Special Meeting, and at any adjournment(s) of that meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Stockholders are welcome to attend the Special Meeting; however, proxies are not being solicited for the meeting. If you wish to vote your shares, you or your representative must be present in person at the Special Meeting.

     Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with stock registered in their names, to forward solicitation materials to the beneficial owners of such stock. All costs of preparing, printing, assembling and mailing the Notice of Special Meeting, this Information Statement, and any additional materials, as well as the cost of forwarding the materials to the beneficial owners of stock, and all other costs of solicitation, will be borne by the Company.


                             PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

     1. A proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock, par value $.01 per share (the "Common Stock");

     2. A proposal to amend the Company's Certificate of Incorporation to permit stockholder action by written consent;

     3. A proposal to amend the Company's Certificate of Incorporation to eliminate cumulative voting for directors;

     4. A proposal to amend the Company's Certificate of Incorporation to eliminate special provisions requiring 80% stockholder approval of business combinations with affiliates; and

     5. Any and all other business that may properly come before the Special Meeting or any adjournment(s) thereof.


                                QUORUM AND VOTING

     The identity of stockholders entitled to receive notice of and to vote at the Special Meeting was determined as of the close of business on February 16, 1996 (the "Record Date"). On the Record Date, there were issued and outstanding 10,881,356 share of common stock, par value $0.01 per share (the "Common Stock").

     Each stockholder of record as of the Record Date will be entitled to one vote per share on each matter that is acted upon at the Special Meeting. The presence, in person or by proxy, of holders of the majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Assuming the presence of a quorum, the affirmative vote of at least 80% of the outstanding shares of Common Stock is required for the approval of each proposal. Abstentions will not be counted as a vote in favor of a matter called for a vote. Jack D. Knox, who owns 80% of the outstanding shares, has informed the Company that he will vote all of his shares in favor of each proposal.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of the Record Date, with respect to (i) any person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) the number of shares of Common Stock beneficially owned by each director and nominee for director, (iii) the number of shares of Common Stock beneficially owned by each executive officer for which the Company reports compensation information under the rules of the Securities and Exchange Commission, and (iv) the number of shares of Common Stock owned by all directors, and officers of the Company as a group.


                                              Amount
           Name and Address                Beneficially             Percent of
         of Beneficial Owner                 Owned (1)                Class
         -------------------              --------------            ----------
Jack D. Knox                                8,757,185                 80%
300 Crescent Court, #1630
Dallas, Texas

G. Michael Boswell                          67,666(2)             less than 1%
Dallas, Texas

Robert Ted Enloe III                        67,666(2)             less than 1%
Dallas, Texas

Richard T. Mullen                           67,666(2)             less than 1%
Dallas, Texas

All Directors and                         8,961,148(2)                82%
Officers as a Group
(6 persons)

________________

(1) Each person has sole voting and dispositive power over the shares indicated.

(2) Includes 16,666 shares each of Common Stock issuable upon exercise of stock options granted to Messrs. Boswell, Enloe and Mullen that are exercisable within 60 days of the date hereof.


                    PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

GENERAL

     The Board of Directors has proposed that the Company effect a one-for-four reverse split of the Common Stock (the "Reverse Split"). The Reverse Split will be effected by an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment") that is contained in EXHIBIT A to this information statement. The provisions of the Reverse Split Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware (the "Effective Date"). Fractional shares of Common Stock will not be issued as a result of the Reverse Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will instead receive from the Company a cash payment equal to such fraction multiplied by four times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Reverse Split Amendment will amend Article Four of the Certificate of Incorporation to add a new Section IV. At the Effective Date, without further action on the part of the Company or the holders, each share of Common Stock will be converted into one-fourth of a share of Common Stock. The Reverse Split Amendment will be filed with the Secretary of State of the State of Delaware and will become effective on the date of such filing. The Reverse Split Amendment will not affect the number of authorized shares of the Company's Common Stock.

EFFECT OF THE PROPOSED REVERSE SPLIT

     Each stockholder who owns fewer than four shares of Common Stock, as of the Effective Date, will have his shares of Common Stock converted into the right to receive cash for his fractional share resulting from the Reverse Split as set forth in "General". The interest of the stockholder in the Company will be terminated, and the stockholder will have no right to share in the assets or future growth of the Company. Each stockholder who owns four or more shares of Common Stock will continue to own shares of Common Stock and will share in the assets and future growth of the Company. Such interest will be represented by one-fourth as many shares as before the Reverse Split, except that cash will be received in lieu of fractional shares resulting from the Reverse Split. No appraisal rights are available to dissenting stockholders under Delaware law.

     The following unaudited schedule of stockholders' equity sets forth as of September 30, 1995, on a pro forma basis, the effect of the Reverse Split. The Reverse Split will result in a one-for-four reverse split of the Common Stock with stockholders receiving cash in lieu of fractional shares.

                   PRO FORMA SCHEDULE OF STOCKHOLDERS' EQUITY
                   ASSUMING ADOPTION OF REVERSE SPLIT PROPOSAL

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                                                                      PRO FORMA
                                                                        HISTORICAL               PRO FORMA         ADJUSTED BALANCE
                                                                    SEPTEMBER 30, 1995        ADJUSTMENTS(1)      DECEMBER 31, 1995
                                                                    ------------------        ---------------     -----------------
 Common Stock, $.01 par value;
   (pre-proposal--issued and outstanding 10,881,356 shares;
   post-proposal--issued outstanding  2,720,339 shares). . . . .      $   108,800                $(81,600)          $    27,200
 Additional paid-in capital  . . . . . . . . . . . . . . . . . .        4,201,900                  81,600             4,283,500

 Accumulated deficit . . . . . . . . . . . . . . . . . . . . . .       (2,302,700)                     --            (2,302,700)

      Total stockholders' equity . . . . . . . . . . . . . . . .      $ 2,008,000                $                  $ 2,008,000
                                                                      -----------                --------           -----------
                                                                      -----------                --------           -----------

________________

(1) Represents the proposed one-for-four Common Stock Reverse Split, which results in a net reduction of 8,161,017 shares of Common Stock outstanding assuming no fractional shares purchased for cash.

     Adoption of the Reverse Split proposal as of August 1, 1994 would not have had an effect on net loss for the fiscal year ended December 31, 1994. However, net loss per share would have been increased from $0.07 to $0.29. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares.

     The Company does not anticipate that the Reverse Split will affect the trading of the Common Stock on the Nasdaq SmallCap Market.

REASONS FOR THE REVERSE SPLIT

     The Nasdaq SmallCap Stock Market has informed the Company that the
Common Stock must trade at a level in excess of $1.00 per share, or the Common Stock will no longer be eligible to be quoted on that market. Management of the Company also believes that it is difficult to attract new investors to the Company due to the fact that the Common Stock trades at a relatively low price
(the closing price on the Record Date was $         per share).  Stockbrokers
are sometimes subject to internal restrictions on their ability to recommend stocks trading at less than $5 per share because of the general presumption that such stock may be highly speculative. In addition, stock that trades in the range of the Company's Common Stock may not be marginable under the internal policies of some stockbrokers.

     It is anticipated that following the consummation of the Reverse Split, the shares of Common Stock will trade at a price per share that is significantly higher than the current market price. However, there can be no assurance that the shares of Common Stock, after the consummation of the Reverse Split, will trade at four times the market price of the Common Stock prior to the Reverse Split.


            PROPOSAL TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT

     The Company's Certificate of Incorporation contains a provision that requires that stockholder action be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent. This provision has the effect of requiring that the Company go to the expense of holding a formal meeting of stockholders whenever any matter requires stockholder approval, even if the matter is routine or inconsequential. Because one stockholder now owns 80% of the Company's stock, management has concluded that the Company should not be required to incur the expense of stockholders meetings unnecessarily. The Board of Directors has therefore approved an amendment to the Certificate of Incorporation of the Company to eliminate Article Five,
Section VI, which contains this provision.

     After this amendment is effected, any one or more stockholders who own more than 50% of the Company's stock would be able to approve any actions requiring stockholder approval, without calling or holding a meeting of all stockholders to consider the action. Under the rules of Securities and Exchange Commission, the Company must notify the stockholders, and provide a description, of any action taken by written consent at least twenty (20) days in advance of the consent. Therefore, all stockholders will continue to receive, in advance of any action, information concerning any actions that are to be taken. However, if the Board of Directors so determines, the stockholders may not be given the opportunity to vote on such matters.


              PROPOSAL TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS

     The Company's Certificate of Incorporation also provides that, during any period that any person is the beneficial owner of 50% or more of the Company's stock, then each owner of the stock will be entitled to cumulative voting rights in the election of directors. This provision allows stockholders to cumulate their votes in the election of directors with the result that minority stockholders may be able to elect one or more directors, even though more than 50% of the Company's stock is held by one person. Because one stockholder now owns 80% of the Company's stock, the Board of Directors believes that it is appropriate to permit that stockholder to elect all of the members of the Board. Therefore, the Board of Directors has approved the elimination of Article Four,
Section III of the Company's Certificate of Incorporation, which is the provision that permits the cumulative voting, and the replacement of this provision with the following provision:

     III. Each holder of Voting Stock will be entitled to one vote for each share of Voting Stock held. Cumulative voting will not be permitted.

     After this amendment is effected, stockholders will have no right to cumulate their votes in the election of directors and all directors may be elected by any stockholder or stockholders who own more than 50% of the Company's outstanding working stock at the time.

              PROPOSAL TO ELIMINATE REQUIREMENT OF 80% APPROVAL FOR
                    BUSINESS COMBINATIONS WITH AFFILIATES

     The Company's Certificate of Incorporation provides that any Business Combination (as defined in the Certificate of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company. A Business Combination includes transactions between the Company and any beneficial owner of more than 10% of the Company's outstanding stock (an "Interested Stockholder"). The types of transactions that are considered Business Combinations include a merger of the Company, the sale or other disposition of any assets of the Company having a fair market value of $2 million or more, the issuance or transfer by the Company of securities having a fair market value of $2 million or more, the adoption of any plan or proposal for the liquidation or dissolution of the Company and any reclassification of securities of the Company that has the effect of increasing the proportion of outstanding shares of the Company owned by an Interested Stockholder. A Business Combination is not required to be approved by the holders of 80% of the Company's stock if the fair market value of any consideration to be received by the holders of common stock is at least equal to the highest price per share paid by the Interested Stockholder, plus interest. In these circumstances, the voters of holders of only two-thirds of the Company stock is required to approve the Business Combination.

     The effect of this provision is that a person who holds at least 10% of the Company's stock and intends to effect the Business Combination with the Company will: (i) first acquire at least 80% of the stock of the

Company in transactions other than a Business Combination, (ii) avoid engaging in any Business Combination, or (iii) pay to all stockholders of the Company an amount equal to the highest price paid by the Interested Stockholder for any stock of the Company during the prior five (5) years. One stockholder now holds 80% of the Company's stock. Therefore, at the present time, this provision has no practical effect since that stockholder can approve any Business Combination or other transactions, without the consent of any other stockholder. Therefore, the Board of Directors has determined that it is appropriate to remove this provision from the Company's Certificate of Incorporation. The effect of removing this provision from the Company's Certificate of Incorporation will be that in any future transaction that would have been classified as a Business Combination will not require the approval of the holders of 80% of the Company's stock, even if the stockholder that currently holds more than 80% of the Company's stock does not continue to hold that much stock in the future.


                                 OTHER BUSINESS

     The Management knows of no business other than that previously disclosed herein that will be brought before the Special Meeting.

                              By Order of the Board of Directors

                              Dorothy L. Douglas
                              SECRETARY

February 23, 1996
Dallas, Texas





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